SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: September 28, 2000

Sohu.com Inc.
(Exact name of registrant as specified in its charter)
000-30961

(Commission File Number)

Delaware	98-0204667
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

7 Jianguomen Nei Avenue
Suite 1519, Tower 2
Bright China Chang An Building
Beijing 100005
People's Republic of China
(Address of principal executive offices, with zip code)
86-10-6510-2160
(Registrant's telephone number, including area code)

Items 1-4. Not Applicable

Item 5. Other Events

On September 13, 2000 Sohu.com Inc. entered into an Agreement and Plan of Merger with Alpha Sub Inc., a California corporation, and ChinaRen, Inc., a California corporation (the "Merger Agreement"). The transaction is expected to be completed during the fourth quarter of 2000, and upon the consummation of the transaction, ChinaRen, Inc. will become a wholly-owned subsidiary of Sohu.com Inc. A copy of the press release regarding this transaction is attached hereto and incorporated by reference herein.

On September 20, 2000, Sohu.com Inc. entered into an interim loan agreement (the "Loan Agreement") for up to $2,000,000 with ChinaRen, Inc as borrower, and Joseph Chen, Nick Yang and Yunfan Zhou, as pledgors. Loans extended under the Loan Agreement will mature upon the earlier of the consummation of the transactions contemplated under the Merger Agreement or the termination of the Merger Agreement.

Item 6. Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

2.1 Agreement and Plan of Merger, dated as of September 13, 2000, among Sohu.com Inc., Alpha Sub Inc. and ChinaRen. Inc.

10.1 Interim Loan Agreement, dated as of September 20, 2000, among Sohu.com Inc., as lender, ChinaRen, Inc., as borrower, and Joseph Chen, Nick Yang and Yunfan Zhou, as pledgors.

99.1 Press Release dated September 14, 2000

99.2 Notice pursuant to Rule 135c under the Securities Act of 1933, as amended.

Item 8. Not Applicable

Cautionary Statement Regarding Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this Report on Form 8-K are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, Sohu.com Inc.'s historical and future losses, limited operating history, uncertain regulatory landscape in the People's Republic of China, fluctuations in quarterly operating results and Sohu.com Inc.'s reliance on online advertising sales for substantially all of its revenues. Further information regarding these and other risks is included in Sohu.com Inc.'s Quarterly Report on Form 10-Q for the three months ended June 30, 2000 as filed with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sohu.com Inc.

Date: September 28, 2000	By: /s/ THOMAS H.R. GURNEE

Thomas H.R. Gurnee
Chief Financial Officer
(Principal Financial Officer)

SOHU.COM INC.
INDEX TO EXHIBITS
Description

2.1	Agreement and Plan of Merger, dated as of September 13, 2000, among Sohu.com Inc., Alpha Sub Inc. and ChinaRen. Inc.
10.1	Interim Loan Agreement, dated as of September 20, 2000, among Sohu.com Inc., as lender, ChinaRen, Inc., as borrower, and Joseph Chen, Nick Yang and Yunfan Zhou, as pledgors.
99.1	Press Release dated September 14, 2000
99.2	Notice pursuant to Rule 135c under the Securities Act of 1933, as amended.